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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------

                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                  TRUST INDENTURE ACT OF 1939 OF A CORPORATION
                          DESIGNATED TO ACT AS TRUSTEE
                             -----------------------

          CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                        PURSUANT TO SECTION 305(b)(2) []
                             -----------------------

                              THE BANK OF NEW YORK
               (Exact name of trustee as specified in its charter)

                                   13-5160382
                      (I.R.S. employer identification no.)

                    48 WALL STREET, NEW YORK, NEW YORK 10286
               (Address of principal executive offices) (Zip Code)
                             -----------------------

                              THE BANK OF NEW YORK
                             10161 CENTURION PARKWAY
                           TOWERMARC PLAZA, 3RD FLOOR
                           JACKSONVILLE, FLORIDA 32256
                            ATTN: MS. JULIANNE KOVATZ
                                 (904) 645-1961
            (Name, address and telephone number of agent for service)
                             -----------------------

                TE PRODUCTS PIPELINE COMPANY, LIMITED PARTNERSHIP
               (Exact name of obligor as specified in its charter)

         DELAWARE                                        76-0329620
         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification Number)

                    2929 ALLEN PARKWAY, HOUSTON, TEXAS 77019
              (Address of principal executive offices ) (Zip Code)

                   $150,000,000 ______% SENIOR NOTES DUE 2007
                   $240,000,000 ______% SENIOR NOTES DUE 2027
                         (Title of indenture securities)



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1.       General Information.

         Furnish the following information as to the trustee --

         (A) Name and address of each examining or supervising authority to which it is subject.

                  SUPERINTENDENT OF BANKS OF THE STATE OF NEW YORK
                  2 RECTOR STREET
                  NEW YORK, NEW YORK  10006, AND ALBANY, NEW YORK  12203

                  FEDERAL RESERVE BANK OF NEW YORK
                  33 LIBERTY PLAZA
                  NEW YORK, NEW YORK  10045

                  FEDERAL DEPOSIT INSURANCE CORPORATION
                  WASHINGTON, D.C.  20429

                  NEW YORK CLEARING HOUSE ASSOCIATION
                  NEW YORK, NEW YORK

         (B) Whether it is authorized to exercise corporate trust powers.

                  YES.

2.       Affiliations with Obligor.

         If the obligor is an affiliate of the trustee, describe each such affiliation.

         NONE.

16.      List of Exhibits.

         Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and Rule 24 of the Commission's Rules of Practice.

         1. A copy of the Organization Certificate of the Bank of New York (formerly Irving Trust Company) as now in effect, which contains the authority to commence business and a grant of powers to exercise corporate trust powers. (Exhibit 1 to Amendment 1 to Form T-1 filed with Registration Statement No. 33-6215; Exhibits 1a and 1b to Form T-1 filed with Registration Statement No. 33-21672; and Exhibit 1 to Form T-1 filed with Registration Statement No. 33-29637).



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         4.       A copy of the existing By-laws of the Trustee. (Exhibit 4 to
                  Form T-1 filed with Registration Statement No. 33-31019).

         6. The consent of the Trustee required by Section 321(b) of the Act.

         7. A copy of the latest report of condition of the Trustee published pursuant to law or the requirements of its supervising or examining authority.



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                                    SIGNATURE

         Pursuant to the requirements of the Act, the Trustee, The Bank of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville and the State of Florida, on the 20th day of October, 1997.


                                              THE BANK OF NEW YORK



                                              By:  /s/ Julianne Kovatz
                                                 ----------------------------
                                                   Julianne Kovatz, Agent



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                              EXHIBIT 6 TO FORM T-1

                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the proposed issuance of debt securities by TE Products Pipeline Company, Limited Partnership, The Bank of New York hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                               THE BANK OF NEW YORK



                                               By:  /s/ Julianne Kovatz
                                                  ----------------------------
                                                    Julianne Kovatz, Agent



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                              EXHIBIT 7 TO FORM T-1

                       Consolidated Report of Condition of
                              THE BANK OF NEW YORK
                   of 48 Wall Street, New York, New York 10286


         And Foreign and Domestic Subsidiaries, a member of the Federal Reserve System, at the close of business June 30, 1997, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                             Dollar Amounts
                                                                                              in Thousands
ASSETS
Cash and balances due from depository institutions:
         Noninterest-bearing balances and
                  currency and coin.......................................................       $7,769,502
         Interest-bearing balances........................................................        1,472,524
Securities:
         Held-to-maturity securities......................................................        1,080,234
         Available-for-sale securities....................................................        3,046,199
Federal funds sold and securities purchased under
         agreements to resell.............................................................        3,193,800
Loans and lease financing receivables:
         Loans and leases, net of unearned income..............................$52,352,045
         LESS:  Allowance for loan and lease losses................................625,042
         LESS:  Allocated transfer risk reserve........................................429
         Loans and leases, net of unearned income
                  and allowance and reserve...............................................       34,726,574
Assets held in trading accounts...........................................................        1,611,096
Premises and fixed assets (including capitalized leases)..................................          676,729
Other real estate owned...................................................................           22,460
Investments in unconsolidated subsidiaries and
         associated companies.............................................................          209,959
Customers' liability to this bank on acceptances outstanding..............................        1,357,731
Intangible assets.........................................................................          720,883
Other assets..............................................................................        1,627,267
                                                                                              -------------
Total assets..............................................................................      $57,514,958
                                                                                              =============


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
LIABILITIES
Deposits:
         In domestic offices..............................................................      $26,875,596
         Noninterest-bearing...................................................$11,213,657
         Interest-bearing.......................................................15,661,939
         In foreign offices, Edge and Agreement
                  subsidiaries, and IBFs..................................................       16,334,270
         Noninterest-bearing.......................................................596,369
         Interest-bearing.......................................................15,737,901
Federal funds purchased and securities sold under
         agreements to repurchase in domestic offices
         of the bank and of its Edge and Agreement
         subsidiaries, and in IBFs:
         Federal funds purchased..........................................................        1,583,157
Demand notes issued to the U.S. Treasury..................................................          303,000
Trading liabilities.......................................................................        1,308,173
Other borrowed money:
         With remaining maturity of one year or less......................................        2,383,570
         With remaining maturity of more than one year
                  through three years.....................................................                0
         With remaining maturity of more than three years.................................           20,679
Bank's liability on acceptances executed and outstanding..................................        1,377,244
Subordinated notes and debentures.........................................................        1,018,940
Other liabilities.........................................................................        1,732,792
                                                                                                -----------
Total liabilities.........................................................................      $52,937,421
                                                                                                ===========

EQUITY CAPITAL
Common Stock..............................................................................       $1,135,284
Surplus...................................................................................          731,319
Undivided profits and capital reserves....................................................        2,721,258
Net unrealized holding gains (losses) on
         available-for-sale securities....................................................            1,948
Cumulative foreign currency translation adjustments.......................................        (  12,272)
                                                                                                -----------
Total equity capital......................................................................        4,577,537
                                                                                                -----------
Total liabilities and equity capital......................................................      $57,514,958
                                                                                                ===========

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         I, Robert E. Keilman, Senior Vice President and Comptroller of the
above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true to the best of my knowledge and belief.

                                                           Robert E. Keilman



         We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the Board of Governors of the Federal Reserve System and is true and correct.

         J. Carter Bacot            )
         Thomas A. Renyi            )       Directors
         Alan R. Griffith           )



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